EXHIBIT 32.1

SECTION 906 CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER OF LF GEORGE HOLDINGS, INC.

In connection with the accompanying Quarterly Report on Form 10-Q of LF George Holdings, Inc. for the quarter ended March 31, 2015, the undersigned, George Lam, President and Chief Executive Officer of LF George Holdings, Inc., does hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	such Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)

the information contained in such Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 fairly presents, in all material respects, the financial condition and results of operations of LF George Holdings, Inc.

Date: May 15, 2015	By:	/s/ George Lam
George Lam
Chief Executive Officer (principal executive officer)